John V. Murphy                                      OppenheimerFunds Logo
Chairman and                                        OppenheimerFunds, Inc.
Chief Executive Officer                             Two World Financial Center
                                                    225 Liberty Street
                                                    New York, NY 10281-1008
                                                    www.oppenheimerfunds.com

September 12, 2008

Dear Oppenheimer International Value Fund Shareholder:

     We have scheduled a shareholder meeting for you to decide upon an important proposal for the Fund.  After careful  consideration,  the Board of Trustees has determined that it would be in the best interests of shareholders of Oppenheimer
International Value Fund to reorganize into another Oppenheimer fund-Oppenheimer
Quest International Value Fund, Inc.SM

     A  shareholder  meeting has been  scheduled  for November 7, 2008,  and all
International Value Fund shareholders of record on July 9, 2008, are being asked to vote either in person or by proxy on the  proposed  reorganization.  You will find a combined prospectus and proxy statement detailing the proposal,  a ballot card, a Quest  International  Value Fund prospectus,  instructions for voting by telephone  or Internet  and a  postage-paid  return  envelope for voting by mail enclosed for your use.

Why does the Board of Trustees recommend this change?

     The Board voted to recommend that shareholders of International  Value Fund approve a proposal to reorganize  the Fund into Quest  International  Value Fund after  considering,  among  other  things,  fund  performance,  the  two  Funds'
respective  investment  objectives and policies,  management fees,  distribution fees and other operating expenses, and asset size. Shareholders of International
Value  Fund are  expected  to  realize a number of  benefits  from the  proposed reorganization,  including  benefitting  from  the  future  economies  of  scale associated  with a larger fund as a result of the  combined  assets  realizing a
lower   management  fee  breakpoint   than  each  Fund's  assets  would  realize
individually.  Moreover,  the  Funds  have  similar  investment  objectives  and portfolio investments, therefore shareholders who originally purchased shares of
International Value Fund will continue to have the benefit of owning shares of a substantially  similar fund. The Board of International Value Fund believes that shareholders will be best served by the proposed reorganization,  and recommends a vote "For" the proposal.

How do you vote?

     To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid  envelope today. You may also vote by telephone or
Internet by following the  instructions on the proxy ballot.  Using a touch-tone telephone  or the Internet to cast your vote saves you time and helps reduce the
Fund's expenses.  If you vote by phone or Internet,  you do not need to mail the proxy ballot.

                                                              (over, please)

     Remember,  it can be  expensive  for the Fund-and  ultimately  for you as a shareholder-to  remail  ballots if not enough  responses are received to conduct the  scheduled  meeting.  If your  vote is not  received  before  the  scheduled meeting, you may receive a telephone call asking you to vote.

     Please read the enclosed combined prospectus/proxy  statement detailing the reorganization and prospectus of Oppenheimer Quest  International Value Fund for
complete details on this proposal. Of course, if you have any questions,  please contact your financial  advisor,  or call us at  1.800.225.5677.  As always,  we appreciate your confidence in  OppenheimerFunds  and look forward to serving you for many years to come.

Sincerely,

/s/ John V. Murphy
John V. Murphy

Enclosures

XP0625.002.0808

                                       1.866.458.9856

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exercise your proxy, just follow these simple steps:

     1.  Call  the  toll-free  number:  1.866.458.9856  or  go to  our  website:
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     If you vote by phone or Internet, please do not mail your Proxy Card.